EXHIBIT 23.3
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in this registration statement of
Emisphere Technologies, Inc. (the "Company") on Form S-3 of our report dated October 4, 1996, on our audits of the financial statements and financial statement schedule of the Company as of July 31, 1996 and 1995, and for each of the three years in the period ended July 31, 1996, which report is included in the Company's Annual Report on Form 10-K for the year ended July 31, 1996. We also consent to the reference to our Firm under the caption "Experts."



                                       /s/ Coopers & Lybrand L.L.P.

                                         Coopers & Lybrand L.L.P.


New York, New York
January 13, 1997